Exhibit 10.1

FIRST ADDENDUM TO OPTION TO PURCHASE AGREEMENT

Zermatt Resort - Midway, Utah

Option Period Extension

This First Addendum to Option to Purchase Agreement (this “Addendum”) is entered into effective as of May 22, 2026, by and between Wasatch Springs Management Holdings, LLC, a Utah limited liability company (“Seller”), and TAP Real Estate Technologies, Inc., a Delaware corporation (“Option Holder”).

RECITALS

A.	Seller and Option Holder entered into that certain Option to Purchase Agreement dated March 24, 2026 (the “Agreement”) relating to the Zermatt Resort located in Midway, Utah.

B.	Section 3 of the Agreement provides that the Option shall remain in effect for a period of sixty (60) days from the Effective Date and that “Option Holder and Seller, by mutual agreement, may extend the Option Period as necessary.”

C.	Seller and Option Holder desire to mutually extend the Option Period as set forth herein.

AGREEMENT

1.	Extension of Option Period. Pursuant to Section 3 of the Agreement, Option Holder and Seller mutually agree to extend the Option Period (as defined in the Agreement) for an additional ninety (90) days beyond the current expiration date of the Option Period. During the extension period, the parties shall cooperate in good faith to assemble the financing, operational resources, and other requirements necessary to consummate the transactions contemplated under the Agreement. The parties shall also work together to maintain sufficient operational control of the property until a sale and transfer of all assets are completed. The parties agree that they will not make any material changes to Zermatt’s operations or capital structure without the consent of the other party, including any further indebtedness, loan restructuring, or property acquisition. Advances made by any parties to the agreement, or their affiliates, shall be reimbursed at the closing.

2.	No Other Changes. Except as expressly amended by this Addendum, all terms and conditions of the Agreement remain unchanged and in full force and effect. The Agreement is hereby ratified and confirmed in all respects.

3.	Counterparts; Electronic Signatures. This Addendum may be executed in counterparts and by electronic signature, including through DocuSign, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

SELLER:		OPTION HOLDER:

Wasatch Springs Management Holdings, LLC		TAP Real Estate Technologies, Inc.

By:		By:
Name:	Dennis Webb	Name:	Gregory Hopkins
Title:	Manager	Title:	Chief Executive Officer

By:
Name:	Randy Krantz
Title:	Manager